Exhibit 99.1

Jason S. Brookner
Texas Bar No. 24033684
Micheal W. Bishop
Texas Bar No. 02354860
Lydia R. Webb
Texas Bar No. 24083758
LOOPER REED & McGRAW P.C.
1601 Elm Street, Suite 4600
Dallas, Texas 75201
Telephone:    (214) 954-4135
Facsimile:     (214) 953-1332

PROPOSED COUNSEL TO THE DEBTORS

IN THE UNITED STATES BANKRUPTCY COURT FOR THE
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re: CO AND PA 1999D LIMITED PARTNERSHIP, et al., 1 Debtors.	§ § § § § §	Chapter 11 Case No. 13-34773-HDH-11 Jointly Administered

DEBTORS’ MOTION FOR ORDER PURSUANT TO 11 U.S.C. § 363 AND FED. R. BANKR. P. 2002, 6004, AND 9014 AUTHORIZING AND APPROVING (A) BIDDING AND AUCTION PROCEDURES AND FORM AND MANNER OF SALE NOTICE, AND (B) SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES

           CO and PA 1999D Limited Partnership, et al., the above-captioned debtors and debtors in possession (collectively, the “Debtors”), for their Motion (the “Motion”) for Order Pursuant to Section 363 of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) Authorizing and Approving (A) Bidding and Auction Procedures and Form and Manner of Sale Notice (the “Sale Notice”), and (B) Sale of Substantially All of the Debtors’ Assets (the “Acquired Assets”) Free and Clear of Liens, Claims, Interests and Encumbrances, respectfully represent:
JURISDICTION AND VENUE
1. The Court has jurisdiction over this Motion pursuant to 28 U.S.C. §§157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A).
2. Venue in this Court is proper pursuant to 28 U.S.C. §§ 1408 and 1409.
INTRODUCTION
3. On September 16, 2013 (the “Petition Date”), each of the Debtors filed with this Court a petition for relief under chapter 11 of the Bankruptcy Code. The Debtors are operating their businesses and managing their properties as debtors in possession, pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
4. No trustee, examiner or official committee has been appointed.
BACKGROUND
5. The Debtors are publicly subscribed West Virginia limited partnerships which own undivided working interests in oil and natural gas wells. The Debtors were organized and began operations with cash contributed by limited and additional general partners (collectively, the “Investor Partners”) and the managing general partner.  These Investor Partners own approximately 80% of the respective Debtors’ capital, or equity interests. PDC Energy, Inc. (f/k/a Petroleum Development Corp.) (“PDC,” and collectively with the Investor Partners, the “Partners”), a Nevada corporation, owns the remaining approximately 20% of the respective Debtors’ capital or equity interests, and is the managing general partner of each of the Debtors.  In the aggregate, the Debtors have over 8,500 limited partnership unit holders. Prior to the Petition Date, Karen Nicolaou was retained and designated as the responsible party (the “Responsible Party”) for each of the Debtors.
6. The primary business of the Debtors is the profitable operation and development of oil and natural gas properties and the appropriate allocation of cash proceeds, costs, and tax benefits among the Partners. Upon funding, each of the Debtors entered into a Drilling and Operating Agreement with PDC, as operator for the Debtors, which governs the drilling and operational aspects of the Debtors’ oil and gas properties. The Debtors are also each a party to a joint operating agreement with PDC (the “JOA”), as operator for the Debtors. The Debtors utilized substantially all of the capital raised in their respective offerings for the initial drilling and completion of their wells. In accordance with the Debtors’ limited partnership agreements, the Investor Partners which held general partnership interests in each Debtor had such interests converted to limited partnership units upon the completion of the Debtors’ drilling activities. PDC remains the sole general partner for each of the Debtors.
7. PDC serves as operator for each of the wells in which the Debtors have a working interest.  PDC markets and sells the oil and gas, pays all applicable operating expenses and royalty interest holders, and thereafter, allocates the net distributable income on each applicable well to the appropriate Debtor and other non-debtor working interest holders.  On behalf of each Debtor, PDC then distributes such Debtor’s net distributable income to each Debtor’s Partners.  The Debtors have no operations, no employees and no creditors (other than PDC, to whom the Debtors owe, in any given month, reimbursement for expenses incurred in connection with drilling activities).
8. The Debtors are reporting companies with certain obligations governed by the Securities Exchange Commission (the “SEC”). The Debtors are not currently in compliance with their SEC reporting obligations.
9. It would cost the Debtors substantial time and resources to come into compliance with their SEC reporting obligations.  Specifically, nine years’ worth of audits and quarterly reviews would need to be conducted and appropriate annual or quarterly filings made with the SEC.  These costs would significantly dilute the recovery to each Debtors’ respective constituents and Partners. As a result, the Debtors believe it is in the best interests of their respective estates to conduct an auction of their remaining oil and gas interests, with the proceeds of the sale being paid to the Debtors’ Partners after the payment of administrative expense claims and any other allowed claims.  The Debtors believe that, following the auction, there will be more than sufficient proceeds to pay all allowed administrative claims, as well as make a final distribution to Partners.
RELIEF REQUESTED
10. PDC has offered to purchase the Acquired Assets for $13,960,000 (the “Purchase Price”).2 The form of conveyance document to be executed with respect to the assets of each Debtor upon closing is attached hereto as Exhibit “A”, and shall be substantially the same for each Debtor’s assets. The proposed sale is subject to competitive bidding and an auction, pursuant to the bidding procedures set forth herein (the “Bidding Procedures”).
11. By this Motion, the Debtors seek entry of an Order, substantially in the form attached hereto as Exhibit “B” (the “Bidding Procedures and Sale Order”): (i) approving the Bidding Procedures and the procedures for providing notice of the Auction, and related deadlines and requirements (the “Notice Procedures”); and (ii) authorizing and approving the sale of the Acquired Assets to PDC or the highest bidder(s) at the Auction (a “Successful Bidder”).
12. As more fully set forth below, the Debtors believe that the sale is their best opportunity under the circumstances to maximize the value of their businesses for the benefit of their respective estates.
SALE AND BIDDING PROCEDURES
A.     The Sale
13. The Acquired Assets will be offered for sale, free and clear of all liens, claims, interests and encumbrances, on a Debtor-by-Debtor basis, based on the geographic location of the assets in question.  The assets for eight (8) of the Debtors are located solely in the Wattenberg (Colorado) region, the assets for three (3) of the Debtors are located in the Appalachian region (i.e., West Virginia and/or Pennsylvania), and one (1) Debtor has assets in both the Appalachian and Wattenberg regions.  The location of each Debtors’ assets and the portion of the Purchase Price allocable to each group of assets – which shall serve as the reserve price for each lot of assets at the Auction – is as follows:

Eastern 1996D:	$292,000 (Appalachia)	Colorado 2000D:	$2,081,000 (Wattenberg)
Eastern 1997D:	$355,000 (Appalachia)	Colorado 2001A:	$1,187,000 (Wattenberg)
Eastern 1998D:	$184,000 (Appalachia)	Colorado 2001B:	$523,000 (Wattenberg)
CO & PA 1999D:	$26,000 (Appalachia)	Colorado 2001C:	$617,000 (Wattenberg)
CO & PA 1999D:	$2,764,000 (Wattenberg)	Colorado 2001D:	$1,132,000 (Wattenberg)
Colorado 2000B:	$1,996,000 (Wattenberg)	Colorado 2002A:	$206,000 (Wattenberg)
Colorado 2000C:	$2,597,000 (Wattenberg)

14. The Debtors will shortly be filing a motion to assume the JOA with PDC, and the JOA will thus constitute part of the Acquired Assets to be transferred to the high bidder at the Auction.  As will be set forth more fully in such motion to assume the JOA, the successful purchaser at Auction will, pursuant to the terms of the JOA, be able to terminate the JOA on the terms contained therein, without penalty and without any resulting claim against the Debtors’ estates. The successful purchaser may terminate the JOA only after demonstrating to the satisfaction of the governing authorities that it has met all requirements for operating the Wattenberg assets including the Colorado Oil and Gas Conservation Commission (COGCC) and Colorado Department of Public Health and Safety (CDPHE); and the Pennsylvania Department of Natural Resources (PADNR) and West Virginia Department of Natural Resources (WVDNR) with respect to operating the Appalachia assets, as well as any additional requirements by any other governing authorities.
B.      Bidding Procedures
15. The sale of the Acquired Assets is subject to higher or otherwise better offers at auction pursuant to the Bidding Procedures described below.  The Debtors have determined to retain The Oil & Gas Clearinghouse (“Clearinghouse”) to conduct the auction for the Acquired Assets, as will be set forth more fully in the Debtors’ application to retain Clearinghouse.  Clearinghouse is the premier provider of oil and gas sale and marketing services in the United States, offering a complete line of auction and negotiated transaction services, fully supported by Internet and digital delivery systems.  Based on their discussions with Clearinghouse, and Clearinghouse’s 20 years of experience in marketing and selling over $10 billion in oil and gas assets, the Debtors, in conjunction with Clearinghouse, have determined that the Bidding Procedures set forth below are the most likely to maximize the value of the Acquired Assets, and are consistent with Clearinghouse’s past practices.
16. The Auction will be a hybrid format, in which bidders may participate live in person, at the auction site in Houston, Texas or “real time” via the Internet.  Clearinghouse will provide Qualified Bidders (defined below) who wish to participate in the Auction via the Internet with a client number and password, to maintain privacy and security.
17. The Bidding Procedures are as follows:
(a) Assets to Be Sold: The assets proposed to be sold are the Acquired Assets. The assets will be offered for sale in thirteen (13) lots through one or more auctions (each, an “Auction”), as the Debtors may determine in their discretion in conjunction with Clearinghouse. The assets of each Debtor will be auctioned separately on a Debtor-by-Debtor basis, based on the geographic location of each Debtor’s assets. To the extent a Debtor has assets in more than one geographic area, the assets for such Debtor may be offered separately by such geographic area as determined by the Debtors in their discretion.

(b) “As Is, Where Is”: The sale of the Acquired Assets shall be on an “as is, where is” basis and without representations or warranties of any kind, nature, or description.

(c) Free of Any and All Claims and Interests: The Acquired Assets shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options, and interests thereon (collectively, the “Claims and Interests”) and any such Claims and Interests shall attach to the net proceeds of the sale of such Acquired Assets.

(d) Participation Requirements: To ensure participation by bidders with a bona fide interest and a bona fide ability to close a Cash-only sale,3  each potential bidder will be required to fill out a “Qualified Bidder Registration” form, a copy of which is attached hereto as Exhibit “C.”  Upon execution and delivery of the Qualified Bidder Registration to Clearinghouse, and upon Clearinghouse determining that such bidder is otherwise qualified, such potential bidder will be deemed a “Qualified Bidder” and authorized to participate in the Auction and perform due diligence.

(e) Due Diligence: All Qualified Bidders will have an opportunity to participate in the diligence process.  Approximately four (4) weeks prior to the Auction, Qualified Bidders will be given access to electronic and physical data rooms with diligence materials. Clearinghouse, with the Debtors, will coordinate the diligence process and provide due diligence access and additional information as reasonably requested by any Qualified Bidders.

(f) Bid Deadline and Requirements: Bidding for the Acquired Assets will take place “real time” at the Auction. The Purchaser’s bid shall serve as the reserve price for the Acquired Assets and shall be allocated across each lot of assets offered at the Auction, as set forth in the Motion. Pre-Auction bids will neither be required nor accepted; only bids made at the Auction will be entertained. Any Qualified Bidder may submit a bid during the live hybrid auction process either in person or through the online format.  The starting bid at the Auction will be determined by the auctioneer, and bidding will thereafter continue in a manner determined by the auctioneer to best maximize the value of the assets being auctioned.

(g) Conduct Of Auction and Selection of Successful Bid: Clearinghouse will commence the Auction for the Acquired Assets in and around December 2013 or January 2014 and may conduct additional Auctions as Clearinghouse and the Debtors deem appropriate, with notice of such additional Auctions to be provided to Qualified Bidders by Clearinghouse as appropriate. Participation in the Auction will be limited to Qualified Bidders. The Auction will take place online at www.ogclearinghouse.com and live at the Sheraton North Houston, 15700 John F. Kennedy Blvd., Houston, Texas 77032.4 The bidding for each lot will conclude after each participating bidder has had the opportunity to submit one or more additional bids and no further bids have been received by the auctioneer. The auctioneer will determine, for each lot, the highest bid at the Auction. If the high bid for a particular lot does not exceed the reserve price for such lot, such lot will be sold to the Purchaser. Otherwise, such lot will be sold to the high bidder.

(h) Reservation of Rights: The Debtors and Clearinghouse may: (i) modify the Bid Procedures at any time without notice to any bidders; (ii) determine which Qualified Bid, if any, is the highest or otherwise best offer, and (iii) reject at any time, any bid that is: (a) inadequate or insufficient, (b) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Sale, or (c) contrary to the best interests of the Debtors, or their respective estates, as determined by the Debtors in their sole discretion.

C.      Notice of Bid Procedures and Sale
18. Within five (5) business days after entry of the Bidding Procedures and Sale Order, the Debtors will serve this Motion, the Bidding Procedures and Sale Order, and the Sale Notice (substantially in the form annexed hereto as Exhibit “D”), by first-class U.S. mail, postage prepaid, upon: (a) all entities known to have expressed an interest in a transaction with respect to the Acquired Assets during the past year;5 (b) the U.S. Trustee; (c) counsel to the Purchaser; and (d) all parties on the Limited Service List in these cases.  In addition, Clearinghouse will provide notice of the Auction of the Acquired Assets to its over 16,000 clients, and make the same available in both the electronic and physical data rooms.

1 The Debtors in these chapter 11 cases, and the last four digits of their federal tax identification numbers, are: (i) Eastern 1996D Limited Partnership (1154); (ii) Eastern 1997D Limited Partnership (4713); (iii) Eastern 1998D Limited Partnership (7539); (iv) CO and PA 1999D Limited Partnership (8545); (v) Colorado 2000B Limited Partnership (3050); (vi) Colorado 2000C Limited Partnership (3437); (vii) Colorado 2000D Limited Partnership (4071); (viii) Colorado 2001A Limited Partnership (9061); (ix) Colorado 2001B Limited Partnership (9832); (x) Colorado 2001C Limited Partnership (3219); (xi) Colorado 2001D Limited Partnership (5051); and (xii) Colorado 2002A Limited Partnership (9674).

2 A list of the “Acquired Assets” will be filed with the Court as a supplement to this Motion prior to the hearing hereon.

3 “Cash” means certified check, wire transfer or company/personal check accompanied by a bank letter guaranteeing payment of such check or other financial assurances suitable to Clearinghouse, as set forth in the Clearinghouse Bidder/Buyer Terms and Conditions.

4 If the physical location of the Auction changes, notice of such change will be provided by Clearinghouse to potential bidders approximately four (4) weeks prior to the Auction.

5 All such entities will also be served by electronic mail to the extent the Debtors have electronic mail addresses for such parties.

ARGUMENT AND AUTHORITY
A.      Bidding Procedures
19. Section 363(b)(1) of the Bankruptcy Code provides, in pertinent part, that “[t]he trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate.” 11 U.S.C. § 363(b)(1). A sale of property under section 363(b) should be approved when a legitimate business justification for the proposed action is shown. In re Cont’l Air Lines, Inc., 780 F.2d 1223, 1226 (5th Cir. 1986) (for a “trustee to satisfy its fiduciary duty to the debtor, creditors and equity holders, there must be some articulated business justification for using, selling, or leasing the property outside the ordinary course of business”); see also Comm. of Equity Sec. Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1071 (2d Cir. 1983); Comm. of Asbestos-Related Litigants v. Johns-Manville Corp. (In re Johns-Manville Corp.), 60 B.R. 612, 616 (Bankr. S.D.N.Y. 1986) (“Where the debtor articulates a reasonable basis for its business decisions (as distinct from a decision made arbitrarily or capriciously), courts will generally not entertain objections to the debtor’s conduct”).
20. The paramount goal in any proposed sale of property of the estate is to maximize the proceeds received by the estate. See Cadle Co. v. Moore (In re Moore), 608 F.3d 253, 263 (5th Cir. 2010) (debtor in possession “has the duty to maximize the value of the estate”); Commodity Future Trading Comm’m v. Weintraub, 471 U.S. 343, 353 (1985) (same); Four B. Corp. v. Food Barn Stores, Inc. (In re Barn Stores, Inc.), 107 F.3d 558, 564-65 (8th Cir. 1997) (in bankruptcy sales, “a primary objective of the Code [is] to enhance the value of the estate at hand”). Thus, courts uniformly recognize that procedures designed to enhance competitive bidding are consistent with the goal of maximizing the value received by the estate, and are appropriate in the context of bankruptcy transactions. See In re O’Brien Envt’l Energy, Inc., 181 F.3d 527, 537 (3d Cir. 1999); see also Official Comm. of Subordinated Bondholders v. Integrated Res. Inc. (In re Integrated Res. Inc.), 147 B.R. 650, 659 (S.D.N.Y. 1992) (bidding procedures “encourage bidding . . . [and] maximize the value of the debtor’s assets”); see also In re Edwards, 228 B.R. 552, 361 (Bankr. N.D. Pa. 1998) (“The purpose of procedural bidding orders is to facilitate an open and fair public sale designed to maximize value for the estate”).
21. Approval of bidding procedures is appropriate when they are the product of good business judgment. See In re The Bombay Co., Inc., No. 07-44084, 2007 WL 2826071, at *4 (Bankr. N.D. Tex. Sept. 26, 2007) (“The principal question the court thus faces is whether management of the Debtor in fact exercised good business judgment”); Richmond Leasing Co. v. Capital Bank, N.A., 762 F.2d 1303, 1311 (5th Cir. 1985). The Debtors have determined, in their business judgment, that the sale will maximize the value of their respective estates. Further, the Debtors believe that the proposed Bidding Procedures and Auction will test, and maximize, the value of the Acquired Assets, through the implementation of a competitive yet fair bidding process.
22. The Debtors, in consultation with Clearinghouse, believe that the Bidding Procedures will promote active bidding from interested parties, and will dispel any doubt as to the highest and best offer reasonably available for the Acquired Assets. The Bidding Procedures will allow the Auction to be conducted in a controlled, fair and open fashion that will encourage participation by financially capable bidders who demonstrate an ability to close the sale and, thus, result in a “market check” for the proposed Purchase Price through the Auction process. The Debtors believe that the Bidding Procedures will encourage bidding, will maximize the value of the Acquired Assets, and are appropriate under the relevant legal standards.

B.	Sale of the Acquired Assets Free and Clear of Liens, Claims, Encumbrances, and Interests

23. Under section 363(f) of the Bankruptcy Code, a debtor in possession may sell property free and clear of any lien, claim, interest or encumbrance in such property held by an entity:

(1)	applicable nonbankruptcy law permits sale of such property free and clear of such interest;

(2)	such entity consents;

(3)	such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property;

(4)	such interest is in bona fide dispute; or

(5)	such entity could be compelled in a legal or equitable proceeding, to accept a money satisfaction of such interest.
11 U.S.C. § 363(f); see also In re Collins, 180 B.R. 447, 449-50 (Bankr. E.D. Va. 1995) (“Section 363(f) is phrased in the disjunctive, such that only one of the enumerated conditions must be met in order for the Court to approve the proposed sale”); In re P.K.R. Convalescent Ctrs., Inc., 189 B.R. 90, 93-94 (Bankr. E.D. Va. 1995) (“[S]ection 363 covers more situation than just sales involving liens . . . Section 363(f) addresses sales free and clear of any interest . . .”); In re Gen. Bearing Corp., 136 B.R. 361, 366 (Bankr. S.D.N.Y. 1992) (listing requirements).
24. Section 363(f) permits the Debtors to sell the Acquired Assets free and clear of all liens, claims, interests and encumbrances, except for the liabilities specifically assumed by the Purchaser (or the Successful Bidder). Each lien, claim, interest or encumbrance satisfies at least one of the five conditions of section 363(f) of the Bankruptcy Code. The Debtors submit that any such lien, claim, interest or encumbrance will be adequately protected by attachment to the net proceeds of the Sale, subject to any claims and defenses the Debtors may possess with respect thereto. Accordingly, the Debtors request that the Acquired Assets be transferred to the Successful Bidder free and clear of all liens, claims, interest and encumbrances, with such liens, claims, and encumbrances to attach to the proceeds of the Sale of the Acquired Assets.
C.	The Purchaser Is a Good Faith Purchaser Pursuant to Section 363(m) of the Bankruptcy Code and the Contemplated Sale Should Be Deemed Not Avoidable Pursuant to Section 363(n) of the Bankruptcy Code

25. Section 363(m) of the Bankruptcy Code provides:

The reversal or modification on appeal of an authorization under subsection (b) or (c) of this section of a sale or lease of property does not affect the validity of a sale or lease under such authorization to an entity that purchased or leased such property in good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and such sale or lease were stayed pending appeal.

26. While the Bankruptcy Code does not define “good faith,” the court in In re Sullivan Cent. Plaza I, Ltd., 106 B.R. 934 (Bankr. N.D. Tex. 1998), stated that:

[t]he type of conduct of a Buyer which would destroy its good faith status under § 363(m) involves fraud, collusion between the Buyer and other bidders of the trustee, or an attempt to take grossly unfair advantages of other bidders.

106 B.R. at 938 (citing Matter of Bleaufontaine, Inc., 634 F.2d 1383, 1388 (5th Cir. 1981)).

27. The Debtors submit that the contemplated sale to the Purchaser was a fairly negotiated, non-collusive, arms-length transaction, in which the Purchaser has at all times acted in good faith. The Debtors thus request that the Court find that the Purchaser will have purchased the Acquired Assets in good faith within the meaning of section 363(m) of the Bankruptcy Code.  To the extent all or a portion of the Acquired Assets are sold to a purchaser (or purchasers) at Auction other than PDC, the Debtors respectfully submit that such alternative purchaser(s) will, by implication as a result of the Auction process, have entered into an arms-length, negotiated transaction entitled to the protections of section 363(m) of the Bankruptcy Code.6
D.      Conclusion
28.  The Debtors submit that entering the Bidding Procedures and Sale Order is in the best interests of the Debtors’ respective estates and will maximize value for all constituents as described above.
NOTICE
29. Notice of this Motion has been provided to: (i) counsel to the Purchaser; (ii) the U.S. Trustee; and (iii) the parties appearing on the attached Limited Service List. The Debtors respectfully submit that such notice is appropriate and that no other or further notice need be provided.
WHEREFORE the Debtors respectfully request that the Court enter an Order (i) approving the Bidding Procedures and Sale Notice; (ii) authorizing and approving the Sale of the Acquired Assets free and clear of liens, claims, interests and encumbrances to the Purchaser and/or to the Successful Bidder(s) at the Auction; (iii) finding the Purchaser (and/or any Successful Bidder(s) at the Auction) to be a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code; and (iv) granting such other and further relief as may be just and proper.

6 Subject, of course, to the Debtors’ exercise of their fiduciary duties in connection with the Auction, including policing any irregularities that may potentially occur.

Respectfully submitted this 27th day of September, 2013.

LOOPER REED & McGRAW P.C
By: /s/ Jason S. Brookner
Jason S. Brookner Texas Bar No. 24033684 Micheal W. Bishop Texas Bar No. 02354860 Lydia R. Webb Texas Bar No. 24083758
1601 Elm Street, Suite 4600 Dallas, Texas 75201 Telephone: (214) 954-4135 Facsimile: (214) 953-1332 Email: jbrookner@lrmlaw.com mbishop@lrmlaw.com lwebb@lrmlaw.com
PROPOSED COUNSEL TO THE DEBTORS

CERTIFICATE OF SERVICE

The undersigned hereby certifies that on the 27th day of September, 2013, he caused a true and correct copy of the foregoing document to be served on the parties appearing on the attached Service List via first class United States mail, postage prepaid and, where possible, via electronic mail.

/s/ Jason S. Brookner
Jason S. Brookner

Exhibit “A” To Sale Motion

Form of Conveyance Document

Exhibit “B” To Sale Motion

PROPOSED ORDER

Exhibit “C” To Sale Motion

QUALIFIED BIDDER REGISTRATION FORM

Exhibit “D” To Sale Motion

SALE NOTICE